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                                                                   EXHIBIT 10.13


                             As of October 31, 1997

Mr. Henry T. Nicholas
Co-Chairman and Chief Executive Officer
Broadcom Corporation
16251 Laguna Canyon Road
Irvine, California 92618                             PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

        Re: Purchase of Common Stock of Broadcom Corporation

Dear Henry:

        This letter agreement (the "Share Agreement") confirms the terms and conditions of the purchase this date by Irell & Manella LLP ("I&M") of 150,000 shares of Common Stock (the "Shares") of Broadcom Corporation ("Broadcom"), as follows:

        1. The aggregate purchase price for the Shares is $1,050,000. I&M has today delivered to Broadcom its check in the amount of $900,000. In payment of the balance of $150,000, I&M will cancel outstanding fee and cost invoices to Broadcom in like amount. Broadcom acknowledges and agrees that the foregoing actions together constitute payment in full for the Shares.

        2. Broadcom will promptly deliver to I&M a stock certificate showing that 150,000 shares of Broadcom Common Stock have been duly issued and registered this date in the name of "Irell & Manella LLP." Broadcom will pay any transfer taxes or fees and any other fees or costs associated with the issuance of the Shares to I&M. The Shares will be duly authorized and issued, fully paid and non-assessable.

        3. I&M will hold the Shares and the proceeds of any sale thereof for its own account free and clear of any restrictions by or agreements with Broadcom other than this Share Agreement. The Shares will be freely transferable by I&M subject only to any applicable restrictions imposed by federal or state securities laws. I&M agrees to enter into a reasonable "lockup" agreement with Broadcom's underwriters, for a period not to exceed 180 days and on terms comparable to those entered into by senior management shareholders and other investors in Broadcom, in connection with Broadcom's prospective initial public offering ("IPO").

        4. I&M will have no mandatory demand registration rights with respect to the Shares but may at its option include all or part of the Shares in any future primary or


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Mr. Henry T. Nicholas
As of October 31, 1997
Page 2


secondary registered public offering of Broadcom Common Stock, at parity with other participating Broadcom investors (subject to customary underwriter cutbacks). Notwithstanding the foregoing, I&M acknowledges the Broadcom has granted registration rights to certain of its existing shareholders, which rights are senior to I&M's rights hereunder. I&M agrees that it will not require registration of Shares to the extent that such action would prevent Broadcom from honoring registration requests by holders of such senior registration rights. If Shares are included in a registration, I&M will share fees and costs of the registration (and any applicable underwriting commissions) at a per share rate equal to the lowest per share amount paid by any other participating shareholder.

        5. I&M has a pre-existing business relationship with Broadcom and its officers and directors and has the requisite knowledge and experience in financial and business matters to assess the relative merits and inherent risk of an investment in the Shares. The Shares are being acquired by I&M for investment purposes and not with a view to any distribution in violation of federal or applicable state securities laws.

ETHICAL CONSIDERATIONS

        Rule 3-300 of the California Rules of Professional Conduct applies to situations, like the one at hand, in which an attorney acquires an ownership interest in a client. The rule requires that the terms of the transaction be fair and reasonable to the client, be fully disclosed and transmitted in writing to the client, and be understood by the client. It also requires that the client be advised that it may seek the advice of an independent lawyer of the client's choice and be given a reasonable opportunity to seek that advice. Finally, it requires that the client consent to the transaction in writing. A copy of the text of Rule 3-300 is attached to this letter.

        One of the purposes of this letter, therefore, is to comply with the requirements of Rule 3-300. Accordingly, before signing this agreement, please review it carefully to make sure you fully understand its terms and are confident that those terms are fair and reasonable. As we have previously advised you orally and in writing, we suggest that Broadcom consult with independent counsel to assist Broadcom in determining whether to accept the terms of the purchase of the Shares. Broadcom acknowledges that it has been afforded a reasonable opportunity to consult with independent counsel regarding this transaction.

        Heretofore Werner F. Wolfen, a partner of I&M, has acquired shares of Broadcom's Series B and Series D Preferred Stock as well as certain other shares of


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Mr. Henry T. Nicholas
As of October 31, 1997
Page 3


Broadcom Common Stock (collectively, the "Existing Shares," and with the Shares, the "I&M Shares"). A portion of the Existing Shares are held by Mr. Wolfen for the benefit of other partners of I&M. By its execution below, Broadcom hereby acknowledges the foregoing economic interests and confirms its consent to acquisition of the Shares by I&M for the benefit of its partners and of the Existing Shares by Mr. Wolfen for his benefit and that of the other partners of I&M. Broadcom also acknowledges that Mr. Wolfen currently serves as a director of Broadcom.

        As we have previously advised you, the ownership interests in Broadcom held by Mr. Wolfen and I&M create certain potential conflicts of interest. Specifically, our interests as shareholders of Broadcom might be perceived as affecting our ability to give impartial, disinterested legal advice. For example, our advice regarding a given matter might be perceived as being colored by our determination of the likely upside to equity and attendant risks. While we would not accept ownership interests in Broadcom if we felt that, by doing so, we could not continue to adequately represent Broadcom's interests, it is possible that our economic interest in Broadcom will leave you uncomfortable with our representation, possibly at an inopportune time. Moreover, we may reach the conclusion that the existence of our economic interest makes it inappropriate to advise Broadcom with respect to issues that might arise, thus requiring it to retain different counsel, possibly at an inopportune moment, to advise it on such matters. So that we may continue to represent you, we are also asking Broadcom by your signature below to waive any conflict that has arisen in the past or that might arise hereafter by virtue of the status of Mr. Wolfen, I&M and/or the partners of I&M as the holders of the I&M Shares as well as any equity securities or other ownership interests in Broadcom or any successor entity that may be acquired upon conversion or exchange of any of the foregoing or the exercise of any ancillary rights.

        If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

        Warm regards.

                                            Cordially,

                                            IRELL & MANELLA LLP


                                            By:______________________________



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Mr. Henry T. Nicholas
As of October 31, 1997
Page 4


        THE UNDERSIGNED HEREBY AGREES THAT THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER SHALL APPLY AS PROVIDED HEREIN TO THE PURCHASE, HOLDING AND DISPOSITION OF THE SHARES BY IRELL & MANELLA LLP FOR THE BENEFIT OF ITS PARTNERS, CONSENTS TO THE ACQUISITION OF THE I&M SHARES, AND WAIVES ANY CONFLICT OF INTEREST THAT HAS ARISEN IN THE PAST OR THAT MIGHT ARISE HEREAFTER BY VIRTUE OF THE REPRESENTATION OF BROADCOM BY IRELL & MANELLA LLP WHILE IRELL & MANELLA LLP OR ITS PARTNERS HOLD ANY OWNERSHIP INTEREST IN BROADCOM.

        BY SIGNING THIS AGREEMENT, AND AS FURTHER SET FORTH IN THE ENGAGEMENT LETTER AGREEMENT AND ATTACHED STANDARD TERMS OF RETENTION BETWEEN THE PARTIES DATED AS OF JANUARY 1, 1997, THE PARTIES AGREE TO BINDING ARBITRATION OF DISPUTES, WHETHER AS TO FEES, QUALITY OF SERVICES RENDERED, THE ARBITRABILITY OF THE DISPUTE, ANY MATTER RELATING TO THE SHARES, OR OTHERWISE, AND GIVE UP THEIR RESPECTIVE RIGHTS TO A JURY OR COURT TRIAL, AND WAIVE THEIR RESPECTIVE RIGHTS TO PROCEED UNDER THE ARBITRATION PROVISIONS OF THE STATE BAR ACT, CALIFORNIA BUSINESS AND PROFESSIONS CODE SS.SS. 6200, ET SEQ. BROADCOM ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY IRELL & MANELLA LLP, AND HAS BEEN AFFORDED THE REASONABLE OPPORTUNITY, TO HAVE THIS TRANSACTION AND THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING ON ITS BEHALF.

                                            BROADCOM CORPORATION,
                                            a California corporation



                                            By: ________________________________
                                                 Henry T. Nicholas, Co-Chairman
                                                 and Chief Executive Officer




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California Rules of Professional Conduct
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RULE 3-300. AVOIDING INTERESTS ADVERSE TO A CLIENT

A member shall not enter into a business transaction with a client; or knowingly acquire an ownership, possessory, security, or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

        (A) The transaction or acquisition and its terms are fair and reasonable to the client and are fully disclosed and transmitted in writing to the client in a manner which should reasonably have been understood by the client; and

        (B) The client is advised in writing that the client may seek the advice of an independent lawyer of the client's choice and is given a reasonable opportunity to seek that advice; and

        (C) The client thereafter consents in writing to the terms of the transaction or the terms of the acquisition.